EXHIBIT 10(k)-2


                    SECOND AMENDMENT TO AMENDED AND RESTATED
                     CONSUMER CREDIT CARD PROGRAM AGREEMENT

     This Amendment dated as of February 1, 2002 ("Amendment") amends that certain Amended and Restated Consumer Credit Card Program Agreement dated as of February 22, 2000 (as amended, modified and supplemented from time to time, the "Agreement") by and among Monogram Credit Card Bank of Georgia ("Bank") and Ethan Allen Inc. ("Retailer"). Capitalized terms used herein and not otherwise defined have the meaning given in the Agreement.

     WHEREAS, Bank and Retailer are parties to the Agreement and it is their mutual desire that the Agreement be amended in accordance with the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

                         I. AMENDMENTS TO THE AGREEMENT

     1.01 New Definitions. The following is added as a new defined term:

          "APR  Increase"  shall have the meaning  given to such term in Section
          6.01 hereof.

          "APR  Increase  Notice"  shall have the meaning  given to such term in
          Section 6.01 hereof.

          "APR Spreader" means the number of basis points (expressed as a percentage) to be added to the Prime Rate to establish the rate for ordinary finance charges to be applied to Indebtedness on Accounts and shall be set and reset from time to time in accordance with the terms of Section 6.01 hereof.

          "Fee Increase" shall have the meaning given to such term in Section 6.02(a) hereof.

          "Fee  Increase  Notice"  shall have the meaning  given to such term in
          Section 6.02(a) hereof.

          "Pricing Review Period" means the ninety (90) days period immediately preceding the second anniversary of the Second Amendment Effective Date.

          "Prime Rate" means the highest bank prime or reference loan rate as published in the Wall Street Journal in its "Money Rates" section (or if the Wall Street Journal shall cease to be published or to publish such rates, in such other publication as


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          Bank may,  from time to time,  specify) on the last calendar day (that the Wall Street Journal is published) of the immediately preceding calendar month whether or not such rate is actually ever charged or paid by any entity.

          "Retailer/Dealer Fee" means a fee payable under Section 6.02 hereof by either Retailer or an Authorized Dealer calculated as the product of
          (i) the Retailer/Dealer Fee Percentage and (ii) the total face amount of each Promotional Credit Sale Charge Slip. All references to "Service Fee" throughout the Agreement are changed to "Retailer/Dealer Fee," and the definition of "Service Fee" is replaced by this definition of "Retailer/Dealer Fee."

          "Retailer/Dealer Fee Percentage" means the percentage identified as the "Retailer/Dealer Fee Percentage" in Section 6.02(a) hereof and used in calculating the Retailer/Dealer Fee, as adjusted from time to time as set forth in Section 6.02.

          "Second Amendment Effective Date" means February 1, 2002.

     1.02 Amendment to Definitions. The following definition is amended and restated to read as follows:

          "Credit Card" or "Card" means the plastic card issued by Bank under the Program exclusively for use with the Program which evidences a Cardholder's right to make Purchases under the Program.

          * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respected to the omitted portions.

     1.03  Amendment to Section  3.04(a).  The  following is added at the end of
Section 3.04(a):

          Retailer acknowledges that neither the Cardholder List nor any of the Account Documentation nor any of the information included in the Cardholder List or any of the Account Documentation will be deemed to be Confidential Information of Retailer or supplied to Bank by for purposes of Section 14.14 hereof. This Section 14.14 is not intended to affect the parties' rights or obligations under the Privacy Amendment to Consumer Credit Card Program Agreement dated as of May 15, 2001.

     1.04 Amendment to Section 6.01. Section 6.01 is hereby deleted entirely and replaced with the following:

               Section 6.01 Credit Terms. Bank shall have the sole right to establish the rate, annual fees, late fees and all other terms and conditions relating to the Accounts, and to amend or modify such rate, fees and/or other terms and



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

          conditions from time to time. On or after the Second Amendment Effective Date, Bank intends to establish as the regular finance charge rate the following:

               All jurisdictions:

               A variable Annual Percentage Rate equal to the sum of the Prime Rate + the APR Spreader except that, subject to Bank's right to change the APR Spreader, the Minimum Rate and/or the Maximum Rate as set forth below, (a) on any day when the sum of the Prime Rate + the APR Spreader is less than 21.0% per annum, the Annual Percentage Rate will equal 21.0% per annum (the "Minimum Rate"); and (b) on any day when the sum of the Prime Rate + the APR Spreader is more than 23.75% per annum, the Annual Percentage Rate will equal 23.75% per annum (the "Maximum Rate").

               As of the Second Amendment Effective Date, the initial APR Spreader shall be 13.95%. At any time thereafter, Bank, in its sole discretion, may change any or all of the APR Spreader, the Minimum Rate and the Maximum Rate. Any reduction in the APR Spreader, the Minimum Rate and/or the Maximum Rate shall become effective immediately upon the later of (i) the date when Retailer receives Bank's written notice of such reduction or (ii) the date designated in such notice as the effective date of such change. Any increase in the APR Spreader, the Minimum Rate and/or the Maximum Rate (an "APR Increase") shall become effective immediately upon the later of (i) 90 days after the date when Retailer receives Bank's written notice of such increase (a "APR Increase Notice") or (ii) the date designated in such APR Increase Notice as the effective date of such change. If Bank gives Retailer an APR Increase Notice, then Retailer shall be entitled to terminate the Operation Period pursuant and subject to the provisions of Section 11.02(j), but Retailer's objection to an APR Increase or its election to terminate the Operation Period shall not change the date when such APR Increase becomes effective. The parties understand and agree that changes in the Prime Rate shall not give Retailer any right to terminate the Operation Period, in the absence of an increase in the APR Spreader, the Minimum Rate or the Maximum Rate. Without limiting Bank's discretion to establish, amend or modify late fees from time to time in the future, upon the effective date of this Amendment, the late fee shall be $29.

     1.05 Amendment to Section 6.02(a). Section 6.02(a) is hereby*

     * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respected to the omitted portions.

     1.06 Amendment to Section 6.03. Section 6.03(a) is hereby *



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

     * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     1.07 Amendment to Section 6.04. Section 6.04 is hereby deleted in its entirety and replaced with the following:

     [Intentionally Omitted]

     1.08 Amendment to Section 6.05. Section 6.05(a) of the Agreement is hereby*

     * Certain information on this page has been omitted and filled separately with the Commission. Confidential treatment has been requested has been requested with respect to the omitted portions.

     1.10  Amendment  to  Section  6.06.  The  following  is added at the end of
Section 6.06 of the Agreement:

          Notwithstanding the foregoing, neither Retailer nor Bank shall be obligated to pay any amount under Section 6.06(a) or 6.06(b) with respect to any Billing Period that ends after April 5, 2003.

     1.11 Amendment to Section 11.01. The first sentence of Section 11.01 is hereby deleted and replaced with the following:

          The Operation Period shall continue from the Effective Date until April 5, 2007 (the "Initial Term").

     1.12 Amendment to Section 11.02(j). The following is *

     * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     1.12 Amendment to Section 11.02(k). The following is *

     * Certain information on this page has been omitted and filed separately with ther Commission. Confidential treatment has been requested with respect to the omitted portions.

     1.14 Amendment to Schedule 4. Schedule 4 to the Agreement is hereby amended by deleting the Discount Matrix in its entirety and replacing it with the following:

     [Intentionally Omitted].

     1.15 Amendment to Bank Dealer Agreement. Retailer acknowledges that, concurrently with this Agreement, the Bank Dealer Agreements will be amended in substantially the form set forth in Exhibit A hereto. Retailer agrees to cooperate in any manner requested by Bank in distributing such amendment to all Authorized Dealers.



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

                                   II.GENERAL

     2.01 Authority for Amendment. The execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Retailer and Bank and upon execution by all parties, will constitute a legal, binding obligation thereof.

     2.02 Effect of Amendment. Except as specifically amended hereby, the Agreement, and all terms contained therein, remains in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire understanding of the parties with respect to the subject matter hereof.

     2.03 Binding Effect; Severability. Each reference herein to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and in whose favor the provisions of this Amendment shall inure. In case any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     2.04 Further Assurances. The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Amendment and the consummation of the transactions contemplated hereby and thereby.

     2.05 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

     2.06 Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.



     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

ETHAN ALLEN INC.                    MONOGRAM CREDIT CARD BANK
                                    OF GEORGIA


By:  /s/ M. Farooq Kathwari         By: /s/ A. Borchen
   ----------------------------        -------------------------------
   Its: President                   Its: Assistant Vice President




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

                              CONSENT OF GUARANTOR

     Each of Ethan Allen Manufacturing Corporation and Ethan Allen Marketing Corporation (without implying that such consent or agreement is required) hereby consents to the foregoing Amendment and agrees that the Subsidiary Guarantee that it executed in Bank's favor in connection with the Agreement (the "Guaranty") shall continue to guarantee the Guaranteed Debt (as defined therein) now or hereafter owing under or in connection with the Agreement as amended, restated, supplemented or replaced from time to time, including, without limitation, as the Agreement is amended by the foregoing Amendment.

                                     ETHAN ALLEN MANUFACTURING CORPORATION


                                     By:  /s/ M. Farooq Kathwari
                                        ------------------------------------
                                     Title: President



                                     ETHAN ALLEN MARKETING CORPORATION


                                     By:   /s/ M. Farooq Kathwari
                                        ------------------------------------
                                     Title: President



                      CONSENT OF ETHAN ALLEN INTERIORS INC.

     Ethan Allen Interiors Inc. (without implying that such consent or agreement is required) hereby consents to the foregoing Amendment and agrees that its undertakings set forth below Retailer's signature in the Agreement remain in effect and that, any guarantee executed pursuant to such undertakings shall, in accordance with the terms of Exhibit C to the Agreement, guarantee the Guaranteed Debt (as defined therein) now or hereafter owing under or in connection with the Agreement as amended, restated, supplemented or replaced from time to time, including, without limitation, as the Agreement is amended by the foregoing Amendment.

                                     ETHAN ALLEN INTERIORS INC.



                                     By:  /s/ M. Farooq Kathwari
                                        ------------------------------------
                                     Title: President




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

                                    EXHIBIT A
                       (To Second Amendment to Amended and
                Restated Consumer Credit Card Program Agreement)

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                ETHAN ALLEN CREDIT CARD PROGRAM DEALER AGREEMENT

THIS FIRST AMENDMENT (this "Amendment") amends the Amended and Restated Ethan Allen Credit Card Program Dealer Agreement (as amended from time to time, the "Dealer Agreement") between the Authorized Dealer of Ethan Allen, Inc. who is named as the addressee the letter accompanying this Amendment ("Dealer," "us," "we," or "our") and Monogram Credit Card Bank of Georgia ("Bank" or "you"). Capitalized terms used in this Amendment, and not otherwise defined herein, will have the meanings given in the Dealer Agreement.

1. AMENDMENT TO SECTION 11. Section 11 of the Dealer Agreement is amended and restated to read as follows:

          SERVICE FEES. (a) Bank, at our request, may offer to Cardholders purchasing in our Authorized Dealer Stores the Credit-based Promotions described in this paragraph in accordance with subsection (b) below. If we participate in a Credit-based Promotion, we shall pay a Service Fee on the total face amount of each Promotional Credit Sale Charge Slip submitted by us in connection with such Credit-based Promotions minus any amount that Ethan Allen may in its discretion determine to pay to Bank on our behalf as follows:


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.




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


               Bank, at our request, may offer to Cardholders purchasing in our Authorized Dealer Stores Credit-based Promotions of the type specified above but, notwithstanding anything contained herein to the contrary, Bank may, from time to time, in its sole discretion, modify the Service Fees charged in connection with such Credit-based Promotions. If we participate in such a Credit-based Promotion, we shall pay the Service Fee set by you on the total amount of each Promotional Credit Sale Charge Slip submitted by us in connection therewith minus any amount that Ethan Allen may in its discretion determine to pay on our behalf.

               (b) From and after the date Bank gives Retailer written notice requiring the following procedure, at least fifteen (15) days prior to the proposed commencement of any Credit-based Promotion (other than those identified in Paragraph 11(a)(i) as Code 9603 or 9606 promotions which have already been approved by Bank), Dealer shall submit the proposal for such Credit-based Promotion to Bank for prior approval and acceptance by Bank of the type, promotional offer period, and terms of any such promotional offer. Upon approval by Bank, and subject to compliance with applicable law, Bank and Dealer shall complete and execute an addendum to this Agreement, in the form and substance required by Bank, confirming the Service Fee in effect for such Credit-based Promotion, subject to the permitted modifications thereof described in Paragraph 11(a) and (d), and other terms of any such promotional offer.

               (c) You may deduct amounts due and payable by us to you from any sums or obligations you owe to us, including the payments due for any Charge Slips.


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


2. SCHEDULE 11(C). Schedule 11(c) to the Dealer Agreement is hereby deleted.


3. AGREEMENT REMAINS EFFECTIVE. Except as amended by this Amendment, the Dealer Agreement as originally entered into remains in full force and effect.


4. AGREEMENT BY SUBMISSION; EFFECTIVE DATE. As provided in Section 19 of the Dealer Agreement, Dealer will be deemed to have agreed to this Amendment, and it will become immediately effective, when Dealer submits any Charge Slip or Credit Slip to Bank for approval or payment after February 6, 2002.




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